Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Paragon 28, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c) and 457(h)	9,253,070 (3)	$18.115	$167,619,363.05	$110.20 per $1,000,000	$18,471.66

Fees Previously Paid

	Total Offering Amounts					$167,619,363.05		$18,471.66

	Total Fees Previously Paid							–

	Total Fee Offsets (4)							–

	Net Fee Due							$18,471.66

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the 2021 Incentive Award Plan (as amended, the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (as amended, the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Pursuant to 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 24, 2023, which date is within five business days prior to filing this Registration Statement.

(3)

Consists of (i) 3,822,364 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2022 under the 2021 Plan, by operation of an automatic annual increase provision therein, (ii) 764,472 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2022 under the 2021 ESPP, by operation of an automatic annual increase provision therein (iii) 3,888,529 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2023 under the 2021 Plan, by operation of an automatic annual increase provision therein and (iv) 777,705 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2023 under the 2021 ESPP, by operation of an automatic annual increase provision therein.

(4)	The Registrant does not have any fee offsets.